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                                                                    EXHIBIT 4.12

                            MONOCACY BANCSHARES, INC.
                  1997 INDEPENDENT DIRECTORS' STOCK OPTION PLAN

1. PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to advance the development, growth and financial condition of Monocacy Bancshares, Inc. and its subsidiaries (the "Corporation"), by providing incentives through participation in the appreciation of capital stock of the Corporation so as to secure, retain and motivate members of the Corporation's Board of Directors (the "Board") who are not officers and employees of the Corporation or any subsidiary thereof ("non-employee directors"). This Plan shall be interpreted and implemented in a manner so that non-employee directors will not fail, by reason of this Plan or their participation in it, to be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act") as to any employee benefit plan of the Corporation or its affiliates.

2. TERM. The Plan shall become effective as of the date the Corporation's stockholders duly approved the Plan (the "Effective Date"). If the Plan is so approved, it shall continue in effect until any stock options granted under the Plan either have lapsed or been exercised, satisfied or canceled according to their terms under the Plan.

3. STOCK. The shares of stock that may be issued under the Plan shall not exceed, in the aggregate, sixty thousand (60,000) shares of the Corporation's common stock, par value $5.00 per share (the "Stock"). The aggregate amount of Stock under the Plan may be adjusted pursuant to paragraph 10. Such shares of Stock may be either authorized and unissued shares of Stock, or authorized shares of Stock issued by the Corporation and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued under the Plan. The Corporation shall reserve and keep available, and shall duly apply for any requisite governmental authority to grant the stock options under this Plan, and issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The Corporation's failure to obtain any such governmental authority deemed necessary by the Corporation's legal counsel for the proper grant of the stock options under this Plan and/or the issuance and sale of Stock under the Plan shall relieve the Corporation of any duty, or liability for the failure to grant the stock options under this Plan and/or issue or sell the Stock as to which such authority has not been obtained.

4. STOCK OPTIONS. Stock options shall be granted under the Plan to all current non-employee directors of the Corporation, and any non-employee director, other than current or prior members of the Board, who become a member of the Board at any time within a five (5) year period after the Effective Date (such directors shall be referred to under this Plan as a "Director"). Every stock option granted to a Director shall be exercisable during his or her lifetime only by the Director, and shall not be salable, transferable or assignable by the Director except by his or her Will or pursuant to applicable laws of descent and distribution. Commencing on the Effective Date, or in the case of a Director, who becomes a member of the Board at any time within a five (5) year period after the Effective Date, commencing on the date he or she is elected or appointed to the Board, a Director shall be granted a stock option to purchase five thousand (5,000) shares of Stock (the "Stock Option") under the following terms and conditions:

                (a) The time period during which any Stock Option is exercisable shall be ten (10) years after the date the Stock Option is granted to the Director. However, no option may be exercised after the expiration of its term or after the date set forth in subsections (b), (c) or (d) below, if earlier. Options are exercisable only to the extent they are vested.

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                (b) If the Optionee ceases to be a Director after attaining mandatory retirement age (as defined in the Corporation's By-Laws) or on account of death or disability, all outstanding options granted to such Optionee shall vest and the Optionee (or the Optionee's legatees or distributees or the personal representative of the Director's estate, in the event of the Optionee's death) may exercise the Optionee's outstanding options at any time until the first of the following to occur (1) that date that is two years after the date on which the Optionee ceases to be a Director or (2) the date on which such outstanding options expire according to their terms.

                (c) If an Optionee ceases to be a Director for any reason other than described in subsection (b) above, the Director may exercise his or her outstanding options to the extent vested at any time (subject to the limitations of subsection (f) below) until the first of the following to occur (1) the date that is three months after the date on which the Optionee ceases to be a Director or (2) the date on which such outstanding options expire according to their terms.

                (d) If an Optionee dies after the Optionee ceases to be a Director, but within the time period during which his or her outstanding Options are still exercisable, the Optionee's outstanding Options may be exercised by his or her legatees or distributees or the personal representative of his or her estate. Such outstanding Options may be exercised at any time (subject to the limitations of subsection (f) below) until the first of the following to occur (1) the date that is two years after the date on which the Optionee ceases to be a Director or (2) the date on which such outstanding Options expire according to their terms.

                (e) The purchase price of a share of Stock subject to a Stock Option shall be the fair market value of the Stock as determined under paragraph 6 hereof.

                (f) Options are exercisable only to the extent they are vested, and no option may be exercised during the first six months after the Option Grant Date, unless the Optionee dies or becomes disabled (as determined under Title II of the Social Security Act, 42 U.S.C. Section 301 ET SEQ.) before the expiration of the six-month period. The Stock Option shall be made by a written agreement attached hereto as Exhibit "1", which written agreement contains the vesting schedule of the Stock Option, as follows:

                Period From Option                  Vested         Number of
                Grant Date                        Percentage     Shares Vested
                -----------------------------     ----------     -------------
                Less Than 1 Year                          25%        1,250
                1 Year But Less Than 2 Years              50%        2,500
                2 Years But Less Than 3 Years             75%        3,750
                3 or More Years                          100%        5,000

5. EXERCISE. Except as otherwise provided in the Plan, the Stock Option may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his or her designee, identifying the Stock Option being exercised, the number of shares of Stock with respect thereto, and other information pertinent to the exercise of the Stock Option. The purchase price of the shares of Stock with respect to which a Stock Option is exercised shall be paid with the written notice of exercise, either in cash or in Stock which has been held by the Director for at least six (6) months at its then current fair market value, or in any combination thereof. Funds received by the Corporation from the exercise of any Stock Option shall be used for its general corporate purposes. The number of shares of Stock subject to a Stock Option shall be reduced by the number of shares of Stock with respect to which the Director has exercised rights under the Stock Option.

                If the Corporation or its stockholders execute an agreement to dispose of all or substantially all of the Corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it

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        the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all Stock Options with the Director would be entitled to receive under the Plan shall be immediately granted to the Director until the consummation of such transaction, or if not consummated, until the agreement therefore expires or is terminated, in which case thereafter all Stock Options shall be treated as if said agreement never had been executed. If during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board, cease for any reason to constitute at least a majority of the Board, unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted to the Director. If there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of any classes of voting capital stock of the Corporation through the acquisition of, or an offer to acquire such percentage of the Corporation's voting capital stock by a person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted.

6. VALUE. Where used in the Plan, the "fair market value" of Stock shall mean and be determined as follows (i) in the event that the Stock is listed on an established exchange, the closing price of the Stock on the date when the Stock Option is granted to the Director (the "Relevant Date") or, if no trade did occur on that day, on the next preceding day on which a trade occurred; or (ii) in the event that the Stock is not listed on an established exchange, but is then quoted on the National Association of Security Dealers Automated Quotation System ("NASDAQ"), the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the Relevant Date. In either case, in the event that no closing bid or asked quotation is available on one (1) or more of such trading days, the fair market value shall be determined by reference to the five (5) trading days immediately preceding the Relevant Date on which closing bid and asked quotations are available.

7. CONTINUED RELATIONSHIP. Nothing in the Plan or any Stock Option shall confer upon any Directors or any right to continue his or her relationship with the Corporation as a director, or limit or affect any rights, powers or privileges that the Corporation or it affiliates may have to supervise, discipline and terminate such Director, and the relationships thereof.

8. GENERAL RESTRICTIONS. Each Stock Option shall be subject to the requirement and provision that if at any time the Board determines it necessary or desirable as a condition of or in consideration of making such Stock Option, or the purchase or issuance or Stock thereunder, (a) the listing, registration or qualification of the Stock subject to the Stock Option, or the Stock Option itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an agreement by the Director with respect to disposition of any Stock (including without limitation that at the time of the Director's exercise of the Stock Option, any Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Stock), then such Stock Option shall not be consummated in whole or in part unless such listing, registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Board and legal counsel for the Corporation. Notwithstanding anything to the contrary herein, a Director shall not sell, transfer or otherwise dispose of any shares of Stock acquired pursuant to a Stock Option unless at least six (6) months have elapsed from the date the Stock Option was granted, the election of such transaction is made at least six months following the date of the Director's most recent "opposite-way election" under any plan of the Corporation or the transaction is otherwise made in accordance with Section 16 of the Exchange Act, as the same may be amended, if at the time of such disposition the Director is subject to Section 16 of the Exchange Act.

9. RIGHTS. Except as otherwise provided in the Plan, the Director shall have the rights as a holder of the Stock subject thereto unless and until one or more certificates for the shares of such Stock

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        are issued and delivered to the Director. No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to Stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that any certificates for Stock subject to a Stock Option are issued to the Director pursuant to his or her exercise thereof. No Stock Option, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

10. ADJUSTMENTS. In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such shares shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of the stock of the Corporation, or of any stock or other securities in which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

                The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

                A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue to the Option or substitute its own options.

                Fractional shares resulting from any adjustment in Options pursuant to this Article 10 may be settled as a majority of the disinterested members of the Board or the Committee (as the case may be) shall determine.

                To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustments shall be given by the Corporation to each holder of an Option which shall be so adjusted.

11. FORFEITURE. Notwithstanding anything to the contrary in this Plan, if the involved Director has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her relationship with the Corporation or its affiliates that has damaged them, or that the Director has disclosed trade secrets of the Corporation or its affiliates, the Director shall forfeit all rights under and to all unexercised Stock Options, and all exercised Stock Options under which the Corporation has not yet delivered certificates for shares of Stock (as the case may be), and all rights to receive Stock Options shall be automatically canceled.

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12.     MISCELLANEOUS. Any reference contained in this Plan to a particular section or provision of law, rule or regulation, including but not limited to the Internal Revenue Code of 1986 and the Exchange Act, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission. To the extent any provision of this Plan fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law, subject to the provisions of paragraph 13 below. Where used in this Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and, the term "affiliates" shall mean each and every subsidiary of the Corporation. The captions of the numbered paragraphs contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

13. AMENDMENT. The Plan may not be amended, suspended or terminated except as may be provided for herein, or as may be required under the provisions of the Internal Revenue Code of 1986, as amended, and Section 16 of the Exchange Act, and the rules and regulations thereunder. If any provision of the Plan would cause a non-employee director not to be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act as then applicable to any employee benefit plan of the Corporation, such provision shall be construed or deemed amended to the extent necessary to preserve such non-employee director's status as a "disinterested person".

14. TAXES. The issuance of shares of Stock under the Plan shall be subject to any applicable taxes or other laws or regulations of the United States of America and any state or local authority having jurisdiction thereover.